TIDELANDS BANCSHARES, INC.
(A Company in the Development Stage)

Exhibit 32       Certification of Chief Executive Officer and Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

TIDELANDS BANCSHARES, INC.
(A Company in the Development Stage)

EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Tidelands Bancshares, Inc. (the "Company"), each certify that, to his or her knowledge on the date of this certification:

1.	The quarterly report of the Company for the period ended June 30, 2003 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/ Robert E. Coffee, Jr.
Robert E. Coffee, Jr.
Chief Executive Officer
Date: August 19, 2003

By: /s/ Alan W. Jackson
Alan W. Jackson
Chief Financial Officer
Date: August 19, 2003